As filed with the Securities and Exchange Commission on April 1, 2008
Registration No. 333-147800

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON
Form S-3
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2835	04-3030815
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Four Maguire Road
Lexington, Massachusetts 02421
(781) 761-7600
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer
EPIX Pharmaceuticals, Inc.
Four Maguire Road
Lexington, Massachusetts 02421
(781) 761-7600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy to:

Edward A. King, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

This Registration Statement amends Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-147800) of EPIX Pharmaceuticals, Inc. filed with the Commission on March 17, 2008. The shares registered hereby were originally registered on the Registration Statement on Form S-1 (No. 333-147800) of EPIX Pharmaceuticals, Inc. filed with the Commission on December 3, 2007. As a registration fee was paid on the shares registered hereby in connection with their original registration, no registration fee is being paid in connection herewith.

EXPLANATORY NOTE

This Post Effective Amendment No. 2 on Form S-3 to Form S-1 is being filed to convert EPIX Pharmaceuticals, Inc.’s registration statement on Form S-1 (Registration No. 333-147800) into a registration statement on Form S-3.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2008

PROSPECTUS

5,245,468 Shares

Common Stock

This prospectus relates to shares of common stock that may be sold by the selling stockholders identified in this prospectus. Specifically, this prospectus relates to the resale of 5,245,468 shares of our common stock. The selling stockholders acquired the shares offered by this prospectus in a private placement of our securities. We are registering the offer and sale of the shares to satisfy registration rights we have granted. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may dispose of their shares of common stock or interests therein in a number of different ways and at varying prices. Please see “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Market under the symbol “EPIX.” On March 31, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $1.43 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is April 1, 2008.

Unless the context otherwise requires, we use the terms “EPIX,” “we,” “us” and “our” in this prospectus to refer to EPIX Pharmaceuticals, Inc. and its subsidiaries. This prospectus contains trademarks, trade names, service marks and service names of EPIX and other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the risk factors, the financial statements and the documents incorporated herein by reference before making an investment decision.

Overview

We are a biopharmaceutical company focused on discovering, developing and commercializing novel pharmaceutical products through the use of proprietary technology to better diagnose, treat and manage patients. We have three internally discovered therapeutic product candidates in clinical trials. These drug candidates are targeting conditions such as Alzheimer’s disease, cardiovascular disease and cognitive impairment. Our blood-pool imaging agent, Vasovist, is approved for marketing in more than 30 countries outside of the United States. We also have collaborations with SmithKline Beecham Corporation (GlaxoSmithKline), Amgen Inc., Cystic Fibrosis Foundation Therapeutics, Incorporated, and Bayer Schering Pharma AG, Germany. Our business strategy is to develop our internally discovered, novel pharmaceutical products through the point of proof of clinical concept, typically completion of Phase 2 clinical trials and then to seek pharmaceutical partnerships for the continued development, regulatory approvals and world-wide commercialization of the product candidates. In certain disease areas, such as pulmonary hypertension, where we believe we can efficiently obtain regulatory approval and effectively market the product through a specialty sales force, we may seek to retain commercialization rights in the United States.

The focus of our therapeutic drug discovery and development efforts is on the two classes of drug targets known as G-protein Coupled Receptors, or GPCRs, and ion channels. GPCRs and ion channels are classes of proteins embedded in the surface membrane of all cells and are responsible for mediating much of the biological signaling at the cellular level. We believe that our proprietary drug discovery technology and approach addresses many of the inefficiencies associated with traditional GPCR and ion channel-targeted drug discovery. By integrating computer-based, or in silico, technology with in-house medicinal chemistry, we believe that we can rapidly identify and optimize highly selective drug candidates. We focus on GPCR and ion channel drug targets whose role in disease has already been demonstrated in clinical trials or in preclinical studies. In each of our three clinical-stage therapeutic programs, we used our drug discovery technology and approach to optimize a lead compound into a clinical drug candidate in less than ten months, synthesizing fewer than 80 compounds per program. We moved each of these drug candidates into clinical trials in less than 18 months from lead identification. We believe our drug discovery technology and approach enables us to efficiently and cost-effectively discover and develop GPCR and ion channel-targeted drugs.

Our Product Candidates

The following chart summarizes the status of our therapeutic clinical drug development programs:

*	Vasovist is approved for marketing in more than 30 countries outside of the United States. We have granted Bayer Schering Pharma AG, Germany an exclusive license to co-develop and market Vasovist worldwide. We are entitled to receive a royalty on products sold outside of the United States and, if Vasovist is approved and launched in the United States, a percentage of Bayer Schering Pharma AG, Germany’s operating profit margin on products sold in the United States.

On March 20, 2008 we announced that we have discontinued clinical development of PRX-00023 due to lack of significant efficacy shown in a Phase 2b trial in patients with major depressive disorder.

Risks Affecting Us

You should carefully consider the matters discussed in the section “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007 and in our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, including the following, before you invest in our stock. For example:

•	a substantial portion of our future revenues will be dependent upon our agreements with GlaxoSmithKline, Amgen Inc., Bayer Schering Pharma AG, Germany and other third-parties with whom we may in the future enter into a collaboration;

•	we anticipate future losses and may never become profitable; and

•	we have never had a commercially available product in the United States and we may never succeed in developing marketable products.

Securities Offered

On November 15, 2007, we issued and sold in a private placement an aggregate of 5,245,468 shares of our common stock at a purchase price of $3.10 per share. This private placement resulted in gross proceeds to us of approximately $16.3 million, which, after payment of expenses of the private placement, will be used to finance ongoing clinical trials, advance our research and development activities and fund general corporate operations. In connection with the private placement, we have granted registration rights for the shares of our common stock received by the selling stockholders. See discussion of the registration rights discussed under the section “Registration Rights” on page 7. This prospectus relates to an aggregate of 5,245,468 shares of our common stock that may be offered for sale by the selling stockholders.

Corporate Information

We incorporated in Delaware in 1988 as Metacorp, Inc. and commenced operations in 1992. After changing our name to Metasyn Inc. in 1989 and EPIX Medical, Inc. in 1996, we changed our name to EPIX Pharmaceuticals, Inc. in 2004. Our principal executive offices are located at 4 Maguire Road, Lexington, Massachusetts 02421 and our telephone number is (781) 761-7600. Our website is located at http://www.epixpharma.com. Our Corporate Code of Conduct and Ethics as well as our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and all amendments to these reports, which have been filed with the Securities and Exchange Commission, or SEC, are available to you free of charge through the Investor Relations section on our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. We do not intend for the other information contained in our website to be considered a part of this registration statement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk set forth below, in addition to the specific risks set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007 and in our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, each of which are incorporated by reference in this prospectus.

If we do not maintain effectiveness of the registration statement covering the resale of the shares issued in the November 2007 private placement, we will be required to pay certain liquidated damages, which could be material in amount.

The terms of the securities purchase agreements in connection with the private placement would require us to pay certain liquidated damages to the purchasers in the private placement in the event that the registration statement does not remain effective until the earlier of (i) 3 years after the closing, (ii) the date on which all shares purchased by such purchasers may be sold under Rule 144(k) of the Securities Act of 1933, as amended, or (iii) the date that all of the shares have been sold by such purchasers. The only exception is our right, without incurring liquidated damages, to suspend the use of the registration statement during three periods of no more than an aggregate of 60 days in any 12-month period. Subject to this exception, for each 30-day period when the registration statement is not effective, we are obligated to pay to each purchaser an amount in cash equal to 1% of that purchaser’s aggregate purchase price, up to a maximum of 10% of the aggregate purchase price paid by that purchaser. The foregoing payments apply on a pro rata basis for any portion of such 30-day period. These amounts could be material. If we are unable to maintain the effectiveness of the registration statement (or effectiveness is suspended other than as provided in the securities purchase agreements), the amounts we are required to pay could materially adversely affect our financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Our actual results could differ materially from those discussed in the forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Factors that may cause actual results to differ materially from current expectations, which are incorporated by reference into this prospectus under the heading “Risk Factors,” include, but are not limited to:

•	the competitive environment in the life sciences industry;

•	whether we can successfully develop new products and the degree to which these gain market acceptance;

•	the success and timing of our preclinical studies and clinical trials;

•	our ability to obtain and maintain regulatory approval for our product candidates and the timing of such approvals;

•	our ability to research, develop and commercialize our product candidates;

•	regulatory developments in the United States and foreign countries; and

•	our ability to obtain and maintain intellectual property protection for our product candidates.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Market listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The shares of common stock covered hereby consist of 5,245,468 shares of our common stock that we issued to the selling stockholders in the private placement that closed on November 15, 2007.

In connection with the registration rights we granted to the selling stockholders, we agreed to file with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus or interests therein from time to time on the NASDAQ Global Market, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and is based upon information provided by each respective selling stockholder. The number representing the number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares held by a selling stockholder prior to the private placement, plus (ii) all shares purchased by the selling stockholder in the private placement and being offered pursuant to the prospectus, as well as (iii) all options or other derivative securities which are exercisable within 60 days of March 31, 2008. The percentages of shares owned are based on 41,357,586 shares of our common stock outstanding as of March 31, 2008, which includes the outstanding shares of common stock offered by this prospectus.

Unless otherwise indicated below, to our knowledge, all persons named in this table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

None of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

The selling stockholders may sell some, all or none of their shares of common stock offered by this prospectus. We do not know how long the selling stockholders will hold their shares of common stock before selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder other than the securities purchase agreement pursuant to which the selling stockholders purchased their shares of common stock from us. The shares offered by this prospectus may be offered from time to time by the selling stockholders. Accordingly, for purposes of this table, we have assumed that, after completion of the offering, the only shares that will continue to be held by the selling stockholders are those that were owned immediately prior to the private placement.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, some or all of their shares of common stock since the date on which the information in the table below is presented. Information about the selling stockholders may change over time.

The following table sets forth, to our knowledge, information about the selling stockholders as of November 16, 2007, except as otherwise referenced below.

	Shares of Common
	Stock Beneficially		Shares of Common	Shares of
	Owned Prior		Stock Registered	Common Stock Beneficially Owned After
Name of Selling Stockholder(1)	to the Offering		for Sale Hereby	the Completion of the Offering
	Number	Percent		Number	Percent

Diamond Opportunity Fund, LLC(2)	161,290	*	161,290	—	—
Henry C. Beinstein(3)	323,686	*	96,774	226,912	*
Prescott Group Aggressive Small Cap Master Fund, G.P.(4)	2,482,202	6.00%	806,452	1,675,750	4.05%
SF Capital Partners Ltd.(5)	1,612,903	3.90%	1,612,903	—	—
SRB Greenway Capital Entities(6)	322,581	*	322,581	—	—
Steelhead Investments Ltd.(7)	483,871	1.17%	483,871	—	—
T. Rowe Price Health Sciences Fund, Inc.(8)	500,000	1.21%	100,000	400,000	*
T. Rowe Price Health Sciences Portfolio, Inc.(8)	4,700	*	1,200	3,500	*
TD Mutual Funds — TD Health Sciences Fund(8)	47,400	*	9,100	38,300	*
Valic Company I — Health Sciences Fund(8)	46,600	*	14,100	32,500	*
John Hancock Trust — Health Sciences Trust(8)	58,400	*	16,600	41,800	*
Raytheon Company Combined DB/DC
Master Trust — Health Sciences(8)	7,100	*	2,700	4,400	*
T. Rowe Price New Horizons Fund, Inc.(8)	2,750,000	6.65%	226,365	2,523,635	6.10%
City of New York Deferred Compensation Plan — NYC 457/401K Small Cap(8)	69,800	*	6,400	63,400	*
T. Rowe Price New Horizons Trust(8)	74,000	*	6,100	67,900	*
UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Limited(9)	250,000	*	250,000	—	—
Walker Smith Entities(10)	161,290	*	161,290	—	—
Westfield Capital Management Entities(11)	1,505,990	3.64%	967,742	538,248	1.30%

*	less than 1%

(1)	Throughout this prospectus, when we refer to the “selling stockholders,” we mean the persons listed in the table above, as well as the pledges, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests, and when we refer to the shares of our common stock being offered by this prospectus on behalf of the selling stockholders, we are referring to the shares of our common stock sold in the private placement, collectively, unless otherwise indicated.

(2)	Diamond Asset Management, LLC is the manager of Diamond Opportunity Fund, LLC and, in such capacity, exercises sole voting and investment power with respect to such shares held by Diamond Opportunity Fund, LLC. David Hokin, Rub Rubin and Richard Marks serve as the Managers and Managing Director, respectively, of Diamond Asset Management, LLC and may be deemed to have shared voting and investment power with respect to such shares. Diamond Asset Management, LLC and each of Messrs. Hokin, Rubin and Marks disclaim beneficial ownership of such shares and disclaim beneficial ownership of the shares except to the extent of its or his pecuniary interest. The principal address for Diamond Opportunity Fund, LLC is 500 Skokie Boulevard, Suite 300, Northbrook, IL 60062.

(3)	Includes 226,912 shares held by Gagnon Securities LLC. As a partner of Gagnon Securities LLC, Henry C. Beinstein may be deemed to share voting and investment power with respect to the shares held by Gagnon Securities LLC. Mr. Beinstein disclaims beneficial ownership of the shares held by Gagnon Securities LLC except to the extent of his pecuniary interest, if any. The principal address for Mr. Beinstein is 8 Dogwood Lane, Larchmont, NY 10538.

(4)	Phil Frolich is the manager of Prescott Group Aggressive Small Cap Master Fund, G.P. Both Mr. Frolich and Prescott Group Capital Management, L.L.C. have voting and investment power with respect to such shares. The principal address for Prescott Group Aggressive Small Cap Master Fund, G.P. is 1924 South Utica, Suite 1120, Tulsa, OK 74104. The current ownership information is based solely on a Schedule 13G filed by the above entities with the SEC on February 14, 2008.

(5)	Michael A. Roth and Brian J. Stark each have voting and investment power with respect to such shares. Messrs. Roth and Stark each disclaim beneficial ownership of such shares except to the extent of his pecuniary interest, if any. The principal address for SF Capital Partners Ltd. is c/o Stark Offshore Management Ltd., 3600 South Lake Drive, St. Francis, WI 53235.

(6)	Consists of 32,097 shares held by SRB Greenway Capital, L.P., 278,484 shares held by SRB Greenway Capital (QP), L.P., and 12,000 shares held by SRB Greenway Offshore Operating Fund, L.P. SRB Management, L.P. is the General Partner of each of these entities, and BC Advisors, LLC is the General Partner of SRB Management L.P. As Managing Member of BC Advisors, LLC, Steven R. Becker has voting and investment power with respect to all shares held by these entities. BC Advisors, LLC, SRB Management L.P. and Mr. Becker each disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest, if any. The principal address for each of SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P. and SRB Greenway Offshore Operating Fund, L.P. is 300 Crescent Court, Suite 1111, Dallas, TX 75201.

(7)	HBK Investments L.P., a Delaware limited partnership, has shared voting and investment power over the shares pursuant to an Investment Management Agreement between HBK Investments L.P. and Steelhead Investments Ltd. HBK Investments L.P. has delegated voting and investment power to HBK Services LLC. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Laurence H. Lebowitz and William E. Rose are each a Managing Director of HBK Investments L.P. and each may be deemed to have voting and investment power with respect to such shares. Each of these individuals disclaims beneficial ownership of the shares except to the extent of his pecuniary interest, if any. The principal address for Steelhead Investments Ltd. is c/o HBK Services LLC, 300 Crescent Court, Suite 700, Dallas, TX 75201.

(8)	T. Rowe Price Associates, Inc., or TRPA, serves as investment advisor to this entity and has voting and investment power with respect to all shares held by this entity. TRPA disclaims beneficial ownership of the shares except to the extent of its pecuniary interest, if any. TRPA is the wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The principal address for TRPA is 100 East Pratt Street, Baltimore, MD 21202. The beneficial holdings listed is as of November 8, 2007, except for T. Rowe Price New Horizons Fund, Inc., whose beneficial holdings are based solely on a Schedule 13G/A filed by TRPA with the SEC on February 13, 2008.

(9)	UBS O’Connor LLC, as investment manager, has voting and investment power with respect to the shares held by UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Limited. UBS O’Connor LLC disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any. UBS O’Connor LLC is a wholly-owned subsidiary of UBS AG, which is listed and traded on the New York Stock Exchange. The principal address for UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Limited is c/o UBS O’Connor LLC, One North Wacker Drive, 32nd Floor, Chicago, IL 60606.

(10)	Consists of 46,129 shares held by WS Opportunity Fund, L.P. (“WSO”), 43,484 shares held by WS Opportunity Fund (QP), L.P. (“WSOQP”), and 71,677 shares held by WS Opportunity Fund International, Ltd (“WSOFI”). WS Ventures Management, L.P. (“WSVM”) is the General Partner of WSO and WSOQP and the agent and attorney-in-fact of WSOFI. WSV Management, LLC (“WSV”) is the General Partner of WSVM. Reid S. Walker, G. Stacy Smith and Patrick P. Walker are the Sole Members of WSV, and each have voting and investment power with respect to all shares held by these entities. Each of WSV, WSVM, Messrs. Walker, Walker and Smith disclaims beneficial ownership of such shares except to the extent of its or his pecuniary interest, if any. The principal address for each of WSO, WSOQP and WSOFI is 300 Crescent Court, Suite 1111, Dallas, TX 75201.

(11)	Consists of 113,677 shares held by Westfield Life Sciences Fund LP (“WLSF”) and 1,392,313 shares held by Westfield Life Sciences Fund II LP (“WLSFII”). Westfield Capital Management Company (“WCMC”) is the investment advisor to each of WLSF and WLSFII, and William Albert Muggia, as General Partner of each of WLSF and WLSFII, has voting and investment power with respect to all shares held by these entities. WCMC and Mr. Muggia each disclaim beneficial ownership of such shares except to the extent of its or his pecuniary interest, if any. The principal address for each of WLSF and WLSFII is c/o Westfield Capital Management Company, One Financial Center, 24th Floor, Boston, MA 02111.

REGISTRATION RIGHTS

The following is a summary of material terms and provisions of the securities purchase agreements which we entered into with the selling stockholders. It may not contain all the information that is important to you. You can access complete information by referring to the form of securities purchase agreement.

Under the securities purchase agreements, we have agreed, subject to receipt of necessary information from the purchasers, to use our reasonable best efforts to cause a registration statement covering the resale of the shares purchased by the selling stockholders to be filed with the SEC no later than 30 days after the closing date of the purchase.

Subject to certain exempt periods set forth in the securities purchase agreements, we are obligated to use our commercially reasonable efforts, with respect to each selling stockholder’s shares, to maintain the registration statement’s effectiveness until the earlier of (i) three years from the closing date of the purchase; (ii) the date on which all shares purchased by such selling stockholder may be sold under Rule 144(k) of the Securities Act; or (iii) the date that all of the shares have been sold by such selling stockholder. In the event that the registration statement is not filed by us or declared effective by the SEC within the specified time period, or the effectiveness of such registration statement is suspended for certain periods, which we refer to as a Registration Default, we shall pay each selling stockholder, for each 30-day period of a Registration Default, an amount in cash equal to 1% of the aggregate purchase price paid by the selling stockholder; provided that in no event shall the aggregate amount of cash to be paid exceed 10% of the aggregate purchase price. The foregoing payments shall apply on a pro rata basis for any portion of a 30-day period of a Registration Default.

In addition, we will pay all costs, expenses and fees in connection with the registration of the shares of common stock, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of our counsel, blue sky fees and expenses and the expense of any special audits incident to or required by the registration. The selling stockholders will be responsible for all expenses relating to the sale of the shares of common stock, including selling commissions and stock transfer taxes applicable to the sale of the shares of common stock and all fees and expenses of legal counsel for the selling stockholders. The securities purchase agreements also contain mutual indemnification provisions among the parties.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their pledgees, assignees and successors-in-interest (including successors by gift, partnership distribution or other non-sale-related transfer effected after the date of this prospectus), may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. The selling stockholders that are also broker-dealers are “underwriters” within the meaning of the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Goodwin Procter llp, Boston, Massachusetts, has passed upon the validity of the shares of common stock offered hereby.

EXPERTS

The consolidated financial statements of EPIX Pharmaceuticals, Inc. appearing in EPIX Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of EPIX Pharmaceuticals, Inc. internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus.

The following documents filed with the SEC are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	those portions of our Proxy Statement filed with the SEC on April 1, 2008 incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Current Reports on Form 8-K filed with the SEC on February 22, 2008; March 20, 2008 and March 28, 2008; and

•	the description of our common stock contained in “Description of Capital Stock” in the registration statement on Form S-4 filed with the SEC on April 25, 2006 (File No. 333-133513) and any amendments or reports filed to update such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of this registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus.

In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Chief Financial Officer, EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, or call (781) 761-7600.

You should rely only on the information contained in this prospectus, including information incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the sale of common stock being registered. All amounts are estimated except the SEC registration fee.

Amount to be Paid

SEC registration fee	$485
NASDAQ Global Market listing fee	$65,000
Printing expenses	$10,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$20,000
Transfer agent and registrar	$2,500

Total	$197,985

Item 15.	Indemnification of directors and officers.

Our Restated Certificate of Incorporation, as amended (the “Restated Certificate”) provides that we shall indemnify to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of us or is or was serving as an officer or director of another entity at our request, against expenses (including attorney’s fees), judgments, fines and amounts reasonably incurred in connection therewith. The Restated Certificate provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, the Restated Certificate eliminates the liability of a director or the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or missions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. We have obtained insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered, or intend to enter, into indemnification agreements (the “Indemnification Agreements”), with each of our directors and certain of our officers. The Indemnification Agreements provide that we will, to the fullest extent permitted by law, pay any attorneys’ fees and all other costs, expenses and obligations paid or incurred by the indemnitee in connection with claims against him or her related to the fact that he or she was a director or officer of the company or serving at our request in such capacity with another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise. The payments to be made under the Indemnification Agreements include expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other judgments, fines, penalties or amounts paid in settlement) of such claims. If requested by the indemnitee, we shall advance all expenses to the indemnitee. Any payments made by us under the Indemnification Agreements are subrogated to all of the rights of recovery of the indemnitee. The rights of the indemnitee are in addition to such rights the indemnitee may have under our Restated Certificate, our by-laws and the DGCL.

Pursuant to the Agreement and Plan of Merger by and among us, Predix Pharmaceuticals Holdings, Inc. (“Predix”) and EPIX Delaware, Inc. dated as of April 3, 2006, as amended, we agreed to fulfill and honor the obligations of Predix which existed prior to the merger to indemnify Predix’s present and former directors and officers. The certificate of incorporation and by-laws of EPIX Delaware, Inc. after the merger provide for the indemnification and elimination of liability for monetary damages to the same extent as set forth in Predix’s certificate of incorporation and by-laws and such provision may not be amended, repealed or otherwise modified for a period of six years after the completion of the merger in any manner that would adversely affect the rights of the directors or officers of Predix at the time of the completion of the merger. We have agreed to guarantee the timely payment of all funds owing by, and the timely performance of all obligations of EPIX Delaware, Inc. relating to these indemnification obligations.

Item 16.	Exhibits and financial statement schedules.

(a) Exhibit Index

A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated in this Item 16(a) by reference.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(c) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on April 1, 2008.

EPIX PHARMACEUTICALS, INC.

By:	/s/ MICHAEL G. KAUFFMAN, M.D., Ph.D.
Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 1 2008:

Signature	Title

/s/ MICHAEL G. KAUFFMAN, M.D., Ph.D. Michael G. Kauffman, M.D., Ph.D.	Chief Executive Officer (Principal Executive Officer) and Director

/s/ KIM COBLEIGH DRAPKIN Kim Cobleigh Drapkin, CPA	Chief Financial Officer (Principal Financial and Accounting Officer)

* Frederick Frank	Chairman of the Board of Directors

* Michael Gilman, Ph.D.	Director

* Mark Leuchtenberger	Director

* Robert J. Perez	Director

* Gregory D. Phelps	Director

* Ian F. Smith, CPA, ACA	Director

*By: /s/ KIM COBLEIGH DRAPKIN Kim Cobleigh Drapkin Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

4	.1@	Specimen certificate for shares of Common Stock of the Company. Filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and incorporated herein by reference.
4	.2@	Indenture dated as of June 7, 2004 between the Company and U.S. Bank National Association as Trustee, relating to 3% Convertible Senior Notes due June 15, 2024. Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 7, 2004 and incorporated herein by reference.
4	.3@	Warrant issued to RRD International, LLC. Filed as Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and incorporated herein by reference.
4	.4@	Warrant issued to General Electric Capital Corporation. Filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and incorporated herein by reference.
5	.1**	Legal Opinion of Goodwin Procter llp.
12	.1@	Ratio of Earnings to Fixed Charges. Filed as Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.
21	.1@	Subsidiaries of the Company. Filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.
23	.1*	Consent of Independent Registered Public Accounting Firm.
23	.2**	Consent of Goodwin Procter llp (included in the opinion filed as Exhibit 5.1).
24	.1**	Power of Attorney (included on signature page).

@	Incorporated by reference as indicated.

*	Filed herewith.

**	Previously filed with the initial filing of this Registration Statement on December 3, 2007.

#	Identifies a management contract or compensatory plan or agreement in which an executive officer or director of the Company participates.

+	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

++	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.